EXHIBIT 10

                            AGREEMENT


    AGREEMENT MADE effective as of the 17th day of October, 1995 between MANATRON, INC., a Michigan corporation ("Manatron") and Allen F. Peat ("Peat").


                           BACKGROUND

    Peat is the Chairman, President and Chief Executive Officer of Manatron and is employed by Manatron pursuant to an agreement between Manatron and Peat dated July 17, 1986 (the "Employment Agreement"). Differences have arisen between Peat and the Board of Directors of Manatron regarding the management of Manatron. Manatron and Peat have determined that it is in their best interests for Peat to resign from Manatron upon the terms and conditions set forth in this Agreement. Manatron is entering into this Agreement in order to induce Peat to resign as described below.


                       TERMS OF AGREEMENT

    THEREFORE, in consideration of the facts set forth above and the terms and conditions contained below, the parties hereby agree as follows:

    1.   RESIGNATION.   Subject to execution of this Agreement, Peat has
resigned as an officer and an employee of Manatron effective as of October 17, 1995. Execution of this Agreement shall fulfill the condition set forth in the Resignation executed by Peat dated October 17, 1995.

    2. COMPENSATION/SETTLEMENT. Manatron shall pay to Peat the following amounts (collectively the "Compensation/Settlement Payments"):

    A. Severance Compensation of $240,000 upon execution of this Agreement and Manatron shall withhold all applicable income and employment taxes from such severance compensation payment, resulting in a net amount to Peat to $162,892.31;

    B. Non-Qualified Deferred Compensation totalling $640,000 payable in 104 equal consecutive bi-weekly installments beginning in Manatron's first payroll period of 1996 and Manatron shall withhold all applicable income taxes, but shall not withhold any employment taxes from such non-qualified deferred compensation payments, which payments are substantially equivalent to Peat's salary on the date of this Agreement;



                       -6-
    C. As damages for mental anguish and emotional distress for alleged age based violations of the Michigan Elliott-Larsen Civil Rights Act, $320,000 payable in 104 equal consecutive bi-weekly installments beginning in January, 1996 and such payments do not represent in any way payments for or in lieu of wages or salary lost by Peat as a result of his separation from employment with Manatron.

    3. AUTOMOBILE. Within ten (10) days after January 1, 1996, valid title to Manatron's automobile currently in the possession of Peat shall be transferred to Peat free of all liens and encumbrances and the fair market value of $15,250.00 of such vehicle shall be deemed to be compensation to Peat. Prior to Peat obtaining title to such vehicle, Peat shall have possession and use of such vehicle and Manatron shall continue its current insurance coverage for such vehicle.

    3.1. ACCOUNTS PAYABLE. As of the date hereof, there are $45,332.80 of aggregate accounts payable due from Peat to Manatron, which accounts payable (after any appropriate adjustments arising from Peat's review of such accounts payable) shall be deemed to be paid in full on January 1, 1996 and the amount of such accounts payable shall be deemed to be compensation to Peat.

    4. CREDIT CARDS/EXPENSE ACCOUNTS. All rights of Peat under any existing Manatron credit cards or expense accounts shall terminate as of the date of this Agreement and Peat shall, within ten (10) days after the date of this Agreement, return all Manatron credit cards to Manatron. All appropriate business charges and expenses incurred by Peat on or prior to the date of this Agreement under any Manatron credit cards or expense accounts shall be paid or reimbursed by Manatron and such payments and reimbursements shall not be deemed to be compensation to Peat.

    5. PREVIOUSLY PAID COMPENSATION. All base salary, bonuses and compensation paid by Manatron to Peat on or before the date of this Agreement are hereby ratified and approved by Manatron.

    6. LIFE INSURANCE. Prior to the date hereof, Manatron has paid the premiums on certain insurance on the life of Peat which is owned by Peat in the amount of $4,700 per year. Manatron shall pay $4,700 to Peat on April 1 of 1996, 1997, 1998 and 1999.

    7. HEALTH INSURANCE. Manatron shall continue to provide Peat's company-provided employee and dependent health insurance coverage under Manatron's medical, insurance programs as at present (subject to continuation of any contribution on behalf of Peat as in the past) through December 31, 2000 as to Peat and December 31, 2003, as to Peat's spouse, Dolores Peat. If, during the period of extended coverage created by this paragraph, Manatron's insurance benefits program changes in any way with respect to all of Manatron's employees, or with respect to the class of


                       -7-
employees of which Peat was a part, Manatron reserves the right to alter or modify the insurance benefits granted herein to make them conform to such changes. The period of extended coverage described above shall reduce any period of extended coverage for which Peat is eligible under the requirements of the Consolidated Omnibus Reconciliation Act of 1987 ("COBRA").

    8. EMPLOYEE BENEFIT PLANS. Peat shall retain all rights as a retired employee of Manatron under Manatron's existing 401(k) plan, employee stock option plan and other qualified benefit plans, if any.

    9. DIRECTOR. Peat is not resigning as a director of Manatron and will, during his term as a director, receive directors' fees and other benefits comparable to the fees and benefits paid to outside directors who have not been employees of Manatron.

    10. KALAMAZOO FACILITY. Upon request of Manatron, Peat will deliver to Manatron a Quit-Claim Deed regarding that portion of Manatron's Kalamazoo facility which was previously owned by him (the "Kalamazoo Facility"). Peat shall not be liable or responsible to Manatron for any defects in the title or condition of the Kalamazoo Facility including any environmental conditions and Manatron has purchased and accepted the Kalamazoo Facility "as is" and with all known and unknown environmental conditions.


    11.  LOYALTY, INVENTIONS AND SECRECY.

         (a) Peat agrees that from the date of this Agreement until December 31, 1999, without prior approval of the Board of Directors:

         (i) Peat shall not, either for himself or on behalf of any other person, firm or corporation directly or indirectly, divert or attempt to divert from Manatron any business of Manatron existing on the date of this Agreement or attempt to so influence any customers of Manatron existing on the date of this Agreement with whom Peat may have dealings.

         (ii) Peat shall not solicit or approach any employee of Manatron for the purpose of inducing such employee to terminate his employment.

         (iii) All inventions, improvements and developments made or conceived by Peat, either solely or in collaboration with others, during his employment by Manatron whether or not during working hours, and relating to any methods, apparatus, products or components thereof, which, prior to the date of this Agreement, were manufactured, sold, leased, used, or developed by or pertain to the business of Manatron, shall become and remain the property of Manatron, its successors and assigns unless expressly released by Manatron.

                       -8-
    (b) Peat agrees that during the term of this Agreement and forever thereafter, Peat shall hold in strictest confidence, and not disclose to any person, firm, or corporation any information, manufacturing technique, process, formula, development or experimental work, work in process, business, customers, trade secret, or any other secret or confidential matter relating to the products, customers sales or business of Manatron except as such disclosure or use may be required in connection with his service as a director of Manatron.

    (c) REMEDIES. Peat recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions and provisions of this section 11 or section 12 below (either actual or threatened) by Peat, Manatron's remedies at law shall be inadequate. Accordingly, Peat agrees that in such event, Manatron shall have the right to specific performance and/or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

    12.  STANDSTILL PROVISIONS.   During the period commencing after the
date of this Agreement until December 31, 1999, Peat covenants and agrees that, except for ownership of 628,097 shares of the common stock of Manatron held by Peat and/or his spouse on the date of this Agreement and any shares issued pursuant to Peat's exercise of stock options granted by Manatron (collectively the "Existing Shares") and, except for his role as a director of Manatron, he will not, without the prior written consent of Manatron's Board of Directors, specifically expressed in a resolution adopted by a majority of the Directors:

         (a) acquire, directly or indirectly, by purchase or otherwise, any Common Stock, no par value, of the Company (the "Common Shares"), except as a result of any stock dividends declared by the Company's Board of Directors, or permit any entity under Mr. Peat's "control" as such term is defined in Rule 405 under the Securities Act of 1933, as amended, and in Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Control"), to acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Common Shares;

         (b) acquire Control or participate directly or indirectly in any transaction that would result in acquiring Control of the Company, unless the Company's Board of Directors, as specifically expressed in a resolution adopted by at least a majority of the Directors, has previously approved or recommended to its shareholders that they approve or participate in a transaction which would result in an acquisition of Control of the Company, or initiate, propose or otherwise solicit a tender offer for shares of the Company or any change in Control of, or merger or other business combination involving, the Company, or for the purpose of convening a meeting of the shareholders of the Company;


                       -9-
         (c) solicit proxies with respect to Common Shares under any circumstances so as to become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended, in opposition to the recommendation of at least a majority of the Board of Directors;

         (d) solicit proxies with respect to Common Shares, or initiate, propose or otherwise solicit holders of Common Shares, for any matter at any time, or induce or attempt to induce any other person to initiate any shareholder proposal;

         (e) deposit any Common Shares in a voting trust or subject them to a voting agreement or other arrangements of similar effect; or

         (f) directly or indirectly participate in, or encourage the formation of, or advise or consult with any partnership, limited partnership, syndicate or other group seeking to acquire, hold or dispose of the Common Shares, or join or permit any affiliate of Mr. Peat to join any partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Shares within the meaning of Section 13(d) of the Securities Exchange Act.


    NOTWITHSTANDING THE FOREGOING, Peat shall remain free to: vote the Existing Shares as he determines; and to dispose of any of the Existing Shares and any transferee of such shares shall take such shares free of the restrictions imposed by this section 12. So long as Peat is a director, he will comply with Manatron's policies in existence on the date of this Agreement regarding prior notification by directors to Manatron's Chief Financial Officer of sales of Manatron's stock for purposes of compliance with applicable securities laws.


    13. DAYTON LEASE. Manatron shall assume and pay all obligations, if any, of Peat regarding the lease of Peat's current residence in Dayton, Ohio (the "Dayton Residence"). Peat shall be entitled to retain all furnishings in the Dayton Residence. Peat shall vacate the Dayton Residence not later than December 31, 1995. Peat shall cooperate with Manatron to obtain early termination of the Dayton residence lease.

    14. FLORIDA OFFICE. Peat acknowledges that Manatron has the right to close Manatron's Florida office at any time.

    15. STOYNOFF OBLIGATIONS. Peat is indebted to Ronald D. Stoynoff pursuant to a $1,434,744 Promissory Note dated March 15, 1994 (the "Stoynoff Note"). Peat has paid the installments of principal and interest due under the Stoynoff Note on March 15, 1995. The unpaid


                      -10-
obligations of Peat under the Stoynoff Note consist of payments of principal and interest due on March 15, 1996 in the aggregate amount of $749,654 (the "Unpaid Obligation"). Manatron hereby assumes and agrees to pay the Unpaid Obligation, when due. Manatron shall have the right to negotiate an extension or modification of the payment terms of the Stoynoff Note provided that, in no event shall Peat be liable for any additional obligation created by such extensions or modifications. Notwithstanding the foregoing, Manatron shall cause Peat to be released from all liability under the Stoynoff Note on or before March 15, 1996. Manatron shall give Peat not less than ten (10) days prior written notice of its intent to obtain release of any or all of Peat's liability under the Unpaid Obligation. Contemporaneously with the release of any portion of Peat's liability under the Unpaid Obligation, Peat shall sell and transfer to Manatron (free and clear of all liens and encumbrances other than restrictions on transfer mandated by applicable federal or state securities laws) a number of shares of the capital stock of Manatron equal to one (1) share of Manatron common stock for every $5.00 of the Unpaid Obligation which has been released. Upon delivery of the common stock of Manatron by Peat to Manatron pursuant to this section 15, Peat shall be provided with written evidence satisfactory to Peat that Peat's liability under the Unpaid Obligation has been released as described in this section
15. All transfers of the common stock of Manatron owned by Peat to Manatron pursuant to this section 15 shall be deemed to be sales by Peat to Manatron of such common stock at a price of $5.00 per share. Subject to the obligation of Peat to transfer to Manatron shares of its capital stock as described in this section 15, Manatron hereby indemnifies and agrees to hold Peat harmless from any and all payments, liabilities, claims, obligations and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Peat arising out of the Stoynoff Note.

    16.  MUTUAL RELEASES.

         A. RELEASE BY PEAT. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Peat, individually and on behalf of his agents, assigns, heirs and legal representatives, hereby releases, quits and forever discharges Manatron and its affiliates, officers, directors, agents, attorneys, shareholders, successors and assigns (collectively, the "Manatron Group"), of and from any and all actions, causes of actions, claims, demands, damages and liabilities of whatsoever kind and nature, known and unknown, which Peat does now have, claim or assert, or might or could hereafter have, claim or assert, against any member of the Manatron Group arising or alleged to arise out of:

         (i) any oral or written employment agreement, understanding or relationship, any compensation, bonus, expense reimbursement, pension or profit-sharing benefit, or any other benefit, life insurance policy or other death benefit;


                      -11-
         (ii) the resignation of Peat as an officer and employee of Manatron;

         (iii) any breach of fiduciary duty by any member of the Manatron Group;

         (iv)  the facts forming the basis for this Agreement; and/or

         (v) to the extent not included above, any act or failure to act of any member of the Manatron Group occurring on or before the date of this Agreement.

    Notwithstanding the foregoing, this release does not extend to nor include: (a) the obligations and liabilities of any member of the Manatron Group which are created by, undertaken or preserved pursuant to this Agreement or any agreement delivered pursuant to this Agreement; or (b) any claims arising at any time in the future based solely on events occurring after the date hereof.

    Peat covenants and agrees: (i) not to institute any legal, equitable, administrative or other action against any member of the Manatron Group regarding the matters released in this section; and (ii) to indemnify and hold harmless each member of the Manatron Group from and against any and all liabilities, costs, losses, and expenses (including but not limited to reasonable attorneys' fees and costs) incurred by any of them as a result of any such action instituted by Peat or as a result of the treatment of the payments described in section 2.C. above as damages.

    B. RELEASE BY MANATRON. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Manatron, individually and on behalf of its successors and assigns hereby releases, quits and forever discharges Peat and his agents, assigns, heirs and legal representatives, of and from any and all actions, causes of actions, claims, demands, damages and liabilities of whatsoever kind and nature, known and unknown, which Manatron does now have, claim or assert, or might or could hereafter have, claim or assert, against Peat arising or alleged to arise out of:

         (i) any oral or written employment agreement, understanding or relationship, any compensation, bonus, expense reimbursement, pension or profit-sharing benefit, or any other benefit, life insurance policy or other death benefit;

         (ii) the performance of Peat as a director, officer or employee of Manatron on or before the date of this Agreement;

         (iii) any breach of fiduciary duty by Peat as an officer, director or shareholder of Manatron on or before the date of this Agreement;


                      -12-
         (v)  the facts forming the basis for this Agreement; and/or

         (vi) to the extent not included above, any act or failure to act of Peat occurring on or before the date of this Agreement.

    Notwithstanding the foregoing, this release does not extend to nor include: (a) the obligations and liabilities of Peat which are created by, undertaken or preserved pursuant to this Agreement, or any agreement delivered pursuant to this Agreement; or (b) any claims arising at any time in the future based solely on events occurring after the date hereof.

    Manatron covenants and agrees: (i) not to institute any legal, equitable, administrative or other action against Peat regarding the matters released in this section; and (ii) to indemnify and hold harmless Peat from and against any and all liabilities, costs, losses, and expenses (including but not limited to reasonable attorneys' fees and costs) incurred by Peat as a result of any such action instituted by Manatron.

    C. NO ADMISSION OF LIABILITY. This release has been entered into solely for the purpose of avoiding further disputes between Peat and the Manatron Group and neither the foregoing release, the payment of any consideration, nor anything contained herein, shall be construed as an admission of liability on the part of any member of the Manatron Group or Peat.

    17. DEFAULT. In the event that any two (2) Compensation/Settlement Payments remain unpaid when due and Manatron fails to make such payments within ten (10) days after written notice of such failure is delivered by Peat to Manatron or in the event Manatron breaches or fails to perform any of its other obligations under this Agreement and such failure continues for a period of thirty (30) days after written notice of such failure is delivered by Peat to Manatron, (and provided that Peat is not in material breach of this Agreement) then, ten (10) days after a second notice of such breach or failure is delivered to Manatron and Manatron fails to cure such failure or breach during such additional ten (10 day period: (i) Peat may declare the unpaid balance of the Compensation/Settlement Payments to be immediately due and payable in full and thereafter the unpaid balance of the Compensation/Settlement Payments shall bear interest at Comerica Bank's prime rate until paid in full; and (ii) Peat may exercise any rights or remedies granted by law. In the event Peat breaches or fails to perform any of his obligations under this Agreement and such failure continues for a period of thirty (30) days after written notice of such failure is delivered by Manatron to Peat, (and provided that Manatron is not in material breach of this Agreement) Manatron may cease performing its obligations under this Agreement until such time as Peat cures such breach or failure to perform and may exercise any rights or remedies granted hereunder or by law.

    18. TERMINATION OF AGREEMENTS. The Employment Agreement and all other written and oral agreements entered into between Manatron and Peat

                      -13-
prior to the date of this Agreement (except for employee benefit plans) are hereby terminated and of no further force or effect.

    19. PERSONAL PROPERTY. Peat shall be entitled to remove and retain his personal property located on any of the premises of Manatron at such times as are mutually satisfactory to Manatron and Peat.

    20.  MISCELLANEOUS PROVISIONS.

         20.1 SURVIVAL. All representations, warranties and agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

         20.2 NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed delivered (a) when personally delivered to the party to be given such notice or other communication, (b) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice,
(c) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered air mail with return receipt requested and postage thereon fully prepaid, or (d) on the business day following the day such notice or other communication is sent by reputable overnight courier. The addresses for notices under this Agreement shall be those set forth below or such other addresses as the parties may designate in writing.


    If to Manatron:     Manatron, Inc.
                        2970 South 9th Street
                        Kalamazoo, MI 49009
                        Attention:  Chairman of the Board

    If to Manatron:     Manatron, Inc.
                        2970 South 9th Street
                        Kalamazoo, MI  49009
                        Attention:  Vice President-Finance


    With a copy to:     Stephen C. Waterbury, Esq.
                        Warner, Norcross & Judd, L.L.P.
                        111 Lyon Street, N.W., Suite 900
                        Grand Rapids, MI 49503-2489

    If to Peat:         Allen F. Peat
                        3640 Bal Harbour, Apt. 513
                        Punta Gorda, Florida  33950



                      -14-
    With a copy to:     John R. Cook, Esq.
                        Miller, Canfield, Paddock and Stone, P.L.C.
                        444 West Michigan Avenue
                        Kalamazoo, MI 49007

         20.3 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs and legal representatives; provided that Manatron may not assign any of its rights or duties under this Agreement. In the event of the death of Peat, the Compensation/Settlement shall be paid to Dolores Peat, or in the event of her death, to Peat's heirs, legal representatives, or assigns and the provisions of section 12 above shall apply to any holder of the Existing Shares who takes such shares by descent or devise.

         20.4 CHOICE OF LAW AND CHOICE OF FORUM. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Michigan. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Michigan, and the parties hereto consent and submit to the jurisdiction of such state or federal court.

         20.5 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each executed copy shall be deemed an executed original for all purposes.

         20.6 ENTIRE AGREEMENT. This Agreement, and all documents, schedules, exhibits or certificates prepared in connection herewith, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, supersede all prior agreements or negotiations between such parties, and may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

         20.7 FEES OF LEGAL COUNSEL. Within ten (10) days after receiving a statement therefor, Manatron shall pay the fees and expenses of Peat's counsel incurred by Peat on and after October 16, 1995 arising from the events surrounding and negotiation and drafting of this Agreement and any advice rendered after execution of this Agreement regarding its impact on Peat in an amount equal to the lesser of: (i) 2/3rds of such fees and expenses; or (ii) $12,500.

         20.8 UNEMPLOYMENT COMPENSATION. Peat is voluntarily resigning employment with Manatron, and agrees not to apply for unemployment compensation benefits from the Michigan Employment Security Commission against Manatron. If Peat claims unemployment compensation benefits,


                      -15-

Manatron may offset the amount of such benefits against the Compensation/Settlement Payments.

         20.9 INVALIDITY. If any provision of this Agreement as applied to any party or to any circumstance shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The parties agree that the provisions hereof are reasonable and intend this Agreement to be enforced as written. However, if any provision, or part thereof is held to be unenforceable because of the duration thereof, the area covered thereby, or the types of activities restricted thereby, all parties agree that a Court of competent jurisdiction making such determination shall have and should exercise the power to: reduce the duration and/or area of such provision or types of activities restricted to the maximum duration and/or area permitted by applicable law; to delete specific words or phrases; and to enforce such provision in its reduced form.

         20.10 KNOWING AND VOLUNTARY AGREEMENT. Peat acknowledges and agrees that he has carefully read this entire Agreement, is fully aware of and understands its contents, and specifically understands that the waivers and releases and promises not to sue, fully and finally dismiss and dispose of any and all claims which he has or may have against Manatron occurring prior to the effective date of this Agreement, and that he enters into this Agreement knowingly and voluntarily. Peat acknowledges that he has been advised to consult with his own attorney prior to executing this Agreement. Peat further acknowledges that he received this Agreement on October 20, 1995, has deliberated whether to sign this Agreement, and agrees that the period of time between receipt and execution of this Agreement provided a reasonable time period for deliberation.

         20.11 TIME PERIOD FOR CONSIDERATION. Peat received a copy of this Agreement on October 20, 1995. In accordance with the terms of the Older Workers Benefit Protection Act, Peat is entitled to consider and review this Agreement for 21 days, ending November 10, 1995, before deciding whether to sign it. If he elects to sign it before the expiration of that period, he does so voluntarily, because he fully understands the Agreement and wishes to sign it sooner, understanding that by doing so, he waives any remaining portion of the 21-day period. Peat understands and acknowledges that he is fully entitled to and is encouraged to consult with an attorney during this period for consideration.

         20.12 REVOCATION - EFFECTIVE DATE OF AGREEMENT. In accordance with the terms of the Older Workers Benefit Protection Act, Peat has the right to revoke this Agreement for a period of seven days following the date of his execution of this Agreement. Peat agrees that, promptly upon execution of this Agreement, Manatron must be provided with a properly

                      -16-
executed copy of this Agreement by delivery to Manatron. Peat may, at any time prior to the expiration of this seven-day period, at his sole option, revoke this Agreement by notice to Manatron together with return of all consideration paid to Peat hereunder. This Agreement shall not become effective or enforceable until the seven-day revocation period has expired without Peat having revoked his agreement hereto.

         20.13 WAIVER OF SPECIFIC STATUTORY PROVISIONS. Peat's claims waived, released and discharged hereunder include, but are not limited to: claims arising out of the Employment Agreement and/or any extensions thereof, any administrative or civil claims arising under Michigan's Elliott-Larsen Civil Rights Act, Michigan's Handicappers' Civil Rights Act, the Federal Civil Rights Act of 1964, the Federal Age Discrimination in Employment Act as amended,the Older Worker's Benefit Protection Act, the Federal Americans with Disabilities Act, Section 503 of the Rehabilitation Act of 1973, or claims arising out of any other state or federal protective statutes or administrative rulings or any Michigan or federal court rulings relating to the reasonableness, fairness, just cause of or consistent application of the Manatron's policies relative to the severance of Peat's employment, and shall include all claims for attorney fees, or compensatory, exemplary, or punitive damages for any such claim.

         20.14 NO REINSTATEMENT. Peat hereby waives any right or claim to reinstatement to his former employment with Manatron and agrees to make no claim or application for such employment in the future. Peat acknowledges and agrees that Manatron is under no obligation whatsoever to offer or provide employment of any nature, for any duration, to him, and in fact, will not re-employ him.

         20.15 RETURN OF COMPANY PROPERTY. With the exception of the automobile and Dayton Residence addressed elsewhere, Peat shall immediately return to Manatron all property of Manatron (or of any affiliate) in Peat's possession, including, but not limited to, credit cards, keys, files, correspondence, customer lists, business notes, memoranda, office equipment, electronic equipment, computers, telecommunications equipment, car phones, fax machines, beepers, documents,and all other materials relating to Manatron's business. Peat agrees not to make, keep, or deliver to anyone else photocopies or other facsimiles of such materials.


                    [Continued on Next Page]









                      -17-
    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 17th day of October, 1995.


                        MANATRON, INC.


                        By: \s\ PAUL R. SYLVESTER
                             Paul R. Sylvester
                        Its: Vice President - Finance



                        \S\ ALLEN F. PEAT
                        Allen F. Peat, Individually



































                      -18-